As filed with the Securities and Exchange Commission on July 30, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_____________________________________________
LUXFER HOLDINGS PLC
(Exact name of Registrant as specified in its Charter)
_____________________________________________

England and Wales	98-1024030
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
8989 North Port Washington Road, Suite 211 Milwaukee, WI 53217 Telephone: +1 (414) 269-2419
(Address of principal executive offices, including zip code)
_____________________________________________

Luxfer Holdings PLC
Non-Executive Directors Equity Incentive Plan
(Full Title of the Plan)
_____________________________________________

Megan E. Glise
General Counsel and Company Secretary
Luxfer Holdings PLC
8989 North Port Washington Road, Suite 211
Milwaukee, WI 53217
Telephone: +1 (414) 269-2419
(Name, address and telephone number, including area code, of agent for service)
_____________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.			☐

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

The purpose of this Registration Statement is to register 300,000 additional Ordinary Shares of Luxfer Holdings PLC (the “Registrant”) in connection with the Luxfer Holdings PLC Non-Executive Directors Equity Incentive Plan, as amended and restated June 6, 2024.
Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (Reg. No. 333-265474), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(1)    The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (File No. 001-35370), filed with the Commission on February 27, 2024;

(2)    The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (File No. 001-35370), filed with the Commission on April 30, 2024;

(3)    The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (File No. 001-35370), filed with the Commission on July 30, 2024;

(4)    The Registrant’s Current Reports on Form 8-K filed with the Commission on February 27, 2024 (as amended by Amendment No. 1 to Form 8-K filed with the Commission on February 28, 2024) and June 11, 2024;

(5)    All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (1) above; and

(6)    The description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35370) filed by the Registrant with the Commission on December 8, 2011 pursuant to Section 12(b) of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any document or any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

Exhibit Number	Description
4.1 (1)	Articles of Association of the Registrant, initially filed with the SEC on December 2, 2011 and as amended on May 22, 2018, May 15, 2019, and July 29, 2022.
4.2 (2)	Luxfer Holdings PLC Non-Executive Directors Equity Incentive Plan, as amended and restated on June 6, 2024.
5.1 *	Opinion of Fried, Frank, Harris, Shriver & Jacobson (London) LLP.
23.1 *	Consent of Fried, Frank, Harris, Shriver & Jacobson (London) LLP (included as part of its Opinion, filed as Exhibit 5.1 hereto).
23.2 *	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
24.1	Power of Attorney (contained on signature page hereto).
107 *	Filing Fee Table
___________
(1)Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (File No. 001-35370), filed with the Commission on July 30, 2024.
(2)Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (File No. 001-35370), filed with the Commission on June 11, 2024.
*     Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Manchester, United Kingdom, on the 30th day of July, 2024.

LUXFER HOLDINGS PLC

Date: July 30, 2024	By:	/s/ Andrew Butcher
Andrew Butcher
Chief Executive Officer

POWER OF ATTORNEY

The Registrant and each person whose signature appears below constitutes and appoints Andrew Butcher and Megan E. Glise, or either of the foregoing acting alone, as his, her or its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Andrew Butcher Andrew Butcher	Director and Chief Executive Officer (Principal Executive Officer)	July 30, 2024
/s/ Patrick K. Mullen Patrick K. Mullen	Chairman of the Board and Director	July 30, 2024
/s/ Clive J. Snowdon Clive J. Snowdon	Director	July 30, 2024
/s/ Richard J. Hipple Richard J. Hipple	Director	July 30, 2024
/s/ Sylvia A. Stein Sylvia A. Stein	Director	July 30, 2024
/s/ Lisa G. Trimberger Lisa G. Trimberger	Director	July 30, 2024
/s/ Stephen M.D. Webster Stephen M.D. Webster	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 30, 2024
/s/ Andrew Butcher Andrew Butcher	Authorized U.S. Representative	July 30, 2024